EXHIBIT 10.1

FIFTH AMENDMENT
TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is entered into as of March 19, 2008 between TOR MINERALS INTERNATIONAL, INC., a Delaware corporation ("Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender"). Capitalized terms used but not defined in this Amendment have the meaning given them in the Loan Agreement (defined below).

RECITALS

 A.                 Borrower and Lender entered into that certain Second Amended and Restated Loan Agreement dated as of December 21, 2004 (as amended by First Amendment to Second Amended and Restated Loan Agreement dated December 13, 2005, Second Amendment to Second Amended and Restated Loan Agreement dated November 29, 2006, Third Amendment to Second Amended and Restated Loan Agreement dated February 15, 2007, Fourth Amendment to Second Amended and Restated Loan Agreement dated May 7, 2007, and as further amended, restated or supplemented the "Loan Agreement").

 B.                 Borrower and Lender have agreed to amend the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.                     Amendments to Loan Agreement.

(a)               Section 1 of the Loan Agreement is amended to add the defined terms "Funded Debt" and "Funded Debt to EBITDA Ratio" in the appropriate alphabetical order:

"Funded Debt means when determined, without duplication, the sum of (i) all indebtedness of Borrower for borrowed money, (ii) all capital leases and other obligations that have been (or under GAAP should be) capitalized on the Borrower's financial statements for financial reporting purposes, and (iii) the amount of the Borrower's liability with respect to any guaranty, endorsement, indemnity, letter of credit, and any other contingent liability."

"Funded Debt to EBITDA Ratio means Funded Debt divided by EBITDA."

(b)                Section 1 of the Loan Agreement is further amended to delete the defined terms "LC" and "LC Termination Date" in their entirety and to replace them with the following:

"LC means each documentary, standby, or direct pay letter of credit issued by Lender for the account of Borrower under this Agreement."

"LC Termination Date means April 1, 2009."

The first sentence of Section 2(A) of the Loan Agreement is deleted in its entirety and replaced with the following:

"Lender agrees to establish a revolving line of credit for Loans to be made to Borrower, which shall be evidenced by the promissory note maturing April 1, 2009 (or earlier if Lender's commitment to make Loans under the Revolving Note is otherwise canceled or terminated in accordance with Section 7 of this Agreement or otherwise), which is in the form attached as Exhibit A-1, to which reference is here made for all purposes (the "Revolving Note")."

 (c)                  The Loan Agreement is amended to delete Section 4(B)(i) in its entirety and replace it with the following:

"[Intentionally deleted.]"

(d)                  The Loan Agreement is amended to delete Section 4(B)(ii) in its entirety and replace it with the following:

"Current Ratio. Borrower agrees to maintain, on a consolidated basis, a ratio of current assets to current liabilities (including the outstanding principal balance of the Revolving Note) of at least 1.1 to 1.0, calculated as of each March 31, June 30, September 30 and December 31."

(e)                  The Loan Agreement is amended to delete the first two sentences of Section 4(B) (iii) their entirety and replace them with the following:

"Fixed Charge Coverage Ratio. Borrower agrees to maintain, on a consolidated basis, a Fixed Charged Coverage Ratio of at least 1.25 to 1.0. "Fixed Charged Coverage Ratio" means the ratio of (a) the sum of EBITDA minus the sum of taxes, dividends, and maintenance capital expenditures, to (b) the sum of interest expense, the current portion of long term debt, and the current portion of capitalized lease obligations."

(f)                   The Loan Agreement is amended to delete Section 4(B)(iv) in its entirety and replace it with the following:

"[Intentionally deleted.]"

(g)                  The Loan Agreement is amended to add the following Section 4(B)(v) in the appropriate numerical order:

"Funded Debt to EBITDA Ratio. Borrower agrees that its Funded Debt to EBITDA Ratio, measured on a consolidated basis, will not exceed 4.50 to 1.0. This ratio will be calculated at the end of each reporting period for which Lender requires financial statements from Borrower, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the date 12 months prior to the current financial statement."

2.                   Conditions. This Amendment shall be effective once each of the following have been delivered to Lender:

(a)                  this Amendment executed by Borrower and Lender;

(b)                  Officer's Certificate from Borrower certifying as to incumbency of officers, specimen signatures, no changes to certificate of incorporation and bylaws since the date of the Secretary's Certificate dated May 7, 2007, and delivered by Borrower to Lender, and resolutions adopted by the Board of Directors authorizing this Amendment;

(c)                  such other documents as Lender may reasonably request.

3.                     Representations and Warranties. Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any person, governmental authority, or entity (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

4.                     Scope of Amendment; Reaffirmation; Release. All references to the Loan Agreement shall refer to the Loan Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement. Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which they are a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). Borrower hereby releases Lender from any liability for actions or omissions in connection with the Loan Agreement and the other Loan Documents prior to the date of this Amendment.

5.           Miscellaneous.

(a)                  No Waiver of Defaults. This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)                  Form. Each agreement, document, instrument or other writing to be furnished to Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.

(c)                  Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Loan Agreement or the other Loan Documents.

(d)                  Costs, Expenses and Attorneys' Fees. Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender's counsel.

(e)                  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)                   Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile or by portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

(g)                  Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(h)                  Arbitration. Upon the demand of any party to this Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 11 of the Loan Agreement.

(i)                   Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures are on the foiowing page.]

The Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER: TOR MINERALS INTERNATIONAL, INC., a Delaware corporation
By:	s/s STEVEN PARKER
Steven Parker Chief Financial Officer
LENDER: BANK OF AMERICA, N.A., a national banking association
By:	s/s GERI E. LANDA
Geri E. Landa Vice President